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Exhibit 4.9

NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
BY LIBERTÉ INVESTORS INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Joint Proxy Statement/Prospectus dated                        , 2004 (the "Joint Proxy Statement/Prospectus") of Liberté Investors Inc., a Delaware corporation ("Liberté"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on                        , 2004, unless such time is extended by Liberté as described in the Joint Proxy Statement/Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering—Method of Exercising Rights" in the Joint Proxy Statement/Prospectus.

        Payment of the Subscription Price of $4.00 per share for each share of Liberté's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering—Method of Payment" in the Joint Proxy Statement/Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Rights Certificates(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Exercising Rights" in the Joint Proxy Statement/Prospectus.

        The contact information for Subscription Agent is:

By Mail The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	By Hand or Overnight Courier The Bank of New York Tender & Exchange Department 101 Barclay Street, 11W New York, New York 10286

        DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        If you have any questions or require additional copies of relevant documents please contact Ellen V. Billings, Secretary of Liberté, at:

Liberté Investors Inc.
200 Crescent Court, Suite 1365
Dallas, Texas 75201
Telephone Number: (214) 871-5935

Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificates(s) representing    Rights and that such Subscription Rights Certificates(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for 0.61 shares of Common Stock with respect to each of the Rights represented by such Subscription Rights Certificates(s). Defined terms used herein but not otherwise defined shall have the meaning set forth in the "Instructions as to Use of Liberté Investors Inc. Subscription Rights Certificate" included herewith.

        The undersigned understands that payment of the Subscription Price of $4.00 per share for each share of Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $                       either (check appropriate box):

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  is being delivered to the Subscription Agent herewith; or

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  has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

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  Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

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  Certified check

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  Bank draft (cashier's check)

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  Money order

Name of maker:
Date of check, draft or money order:
Check, draft or money order number:
Bank or other institution on which check is drawn or issuer of money order:
Signatures(s)		Address
Names(s)
	(Please type or print)		Area Code and Tel. No.(s)
Subscription Rights Certificates No(s).

GUARANTEE OF DELIVERY
(Not To Be Used For Subscription Rights Certificates Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three business days after the date hereof.

Dated:

(Address)		(Name of Firm)

(Area Code and Telephone Number)		(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificates(s) to the Subscription Agent within the time period shown in the Joint Proxy Statement/Prospectus of Liberté Investors, Inc., dated            , 2004. Failure to do so could result in a financial loss to such institution.

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  Exhibit 4.9
NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY LIBERTÉ INVESTORS INC.
GUARANTEE OF DELIVERY (Not To Be Used For Subscription Rights Certificates Signature Guarantee)